Exhibit 32.1
Certifications of Chief Executive Officer and Chief Financial Officer of Marcus & Millichap, Inc. Pursuant to
Rule 13a-14(b) under the Exchange Act and 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with this Amendment to the Annual Report on Form 10-K of Marcus & Millichap, Inc. (the “Company”) for the year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Hessam Nadji, as Chief Executive Officer of the Company, and Steven F. DeGennaro, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of her or his knowledge, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 27, 2024	/s/ Hessam Nadji
Hessam Nadji President and Chief Executive Officer (Principal Executive Officer)

Date:	February 27, 2024	/s/ Steven F. DeGennaro
Steven F. DeGennaro Chief Financial Officer (Principal Financial Officer)